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                                                                     Exhibit 4.3

  THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER
    THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH
                        ACT OR PURSUANT TO RULE 144 OR AN
      OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS
                 COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                   FIRST COMMUNITY BANK CORPORATION OF AMERICA
                     CLASS "B" COMMON STOCK PURCHASE WARRANT
                               (herein, "Warrant")

Issue Date:   ____________________                 ____________________Shares
Expiration Date:   June 30th, 2004


     THIS WARRANT CERTIFIES THAT, for good and valuable consideration, receipt
of which is hereby acknowledged,                                 , or his/her/
their/its successors and assigns (herein, "Holder") is entitled to purchase up to shares (subject to adjustment from time to time pursuant to Article 2 hereof and conversion pursuant to Section 1(d) to the right to acquire Other Securities (as defined in Section 1(d))) of fully paid and nonassessable Class "B" Common Stock (herein, "Shares") of FIRST COMMUNITY BANK CORPORATION OF AMERICA, a Florida corporation (herein, "Company") at the initial exercise price per Share of $15.00 (herein, "Warrant Price"), subject to the provisions and upon the terms and conditions set forth of this Warrant.

Section 1. EXERCISE

a) Method of Exercise. At any time before 5:00 p.m. (local time at the Company's principal office) on the Expiration Date, Holder may exercise this Warrant, in whole or in part, by surrendering this Warrant and delivering a duly executed Notice of Exercise in substantially the form attached as Exhibit "A" to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1(b), Holder shall also deliver payment to the Company, by check or wire transfer, for the aggregate Warrant Price for the Shares being purchased.

b) Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new warrant in substantially identical form representing the Shares not so acquired. The foregoing notwithstanding, after the conversion of all of the Company's outstanding shares of Class "B" Common Stock into common stock or other securities (such common stock or other securities, "Other Securities") pursuant to the Certificate of Designation, Preferences and Rights of the Class "B" Common Stock or otherwise, this Warrant shall be exercisable, for the same aggregate exercise price as before such conversion, for the number of Other Securities issuable upon conversion of the number of Shares issuable upon exercise of this Warrant immediately before such conversion, and Other Securities issued upon exercise of this Warrant shall be deemed "Shares" for all purposes hereunder.

c) Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the


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      loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant in substantially identical form; provided however, Company may require Holder to provide Company with a commercially reasonable bond i) in an amount not to exceed two (2) times the value of the Warrant and ii) acceptable to Company in its sole discretion, covering such loss, theft, destruction or mutilation of this Warrant.

Section 2. ADJUSTMENTS TO THE SHARES.

a) Adjustment for Dividends in Other Securities, Property, etc.; Reclassification, etc. In case at any time or from time to time, the holders of Class "B" Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor, (i) other or additional stock or other securities or property (other than cash) by way of dividend, or (ii) any cash, or (iii) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Class "B" Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 2(b)), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) hereof) that such holder would hold on the date of such exercise if on the date hereof he had been the holder of record of the number of Shares called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such Shares and all such other or additional stock and other securities, cash and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 2(b) and 2(c).

b)    Adjustment for Reorganization, Consolidation, Merger, etc.

      i) In case at any time or from time to time, the Company shall (i) effect a reorganization, (ii) consolidate with or merge into any other entity, or (iii) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be (but not after the Expiration
            Date), shall receive, in lieu of the Shares (or Other Securities) issuable on such exercise before such consummation or effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately before such date, all subject to further adjustment thereafter as provided in Sections 2(a) and 2(b).

      ii) Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in Section 2(b)(i), this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all


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            of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

c)    Adjustment Upon Extraordinary Events. In the event that the Company shall
      (i) issue additional shares of Class "B" Common Stock as a dividend or other distribution on outstanding Class "B" Common Stock, (ii) subdivide its outstanding shares of Class "B" Common Stock, or (iii) combine its outstanding shares of Class "B" Common Stock into a smaller number of shares of Class "B" Common Stock, then, in each such event, the Warrant Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Warrant Price by a fraction, the numerator of which shall be the number of shares of Class "B" Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Class "B" Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Warrant Price then in effect. The Warrant Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 2(c). Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Class "B" Common Stock determined by multiplying the number of Shares that would otherwise (but for the provisions of this Section 2(c)) be issuable on such exercise by a fraction of which (i) the numerator is the Warrant Price that would otherwise (but for the provisions of this Section 2(c)) be in effect, and (ii) the denominator is the Warrant Price in effect on the date of such exercise.

d) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Warrant against impairment. If the Company takes any action affecting the Shares or Other Securities other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

e) Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share on the date of exercise or conversion.

f) Certificate as to Adjustments. Upon each adjustment of the Warrant Price and/or number of Shares, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of an officer of the Company setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

Section 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

a) Representations and Warranties. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable, and


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      free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

b) Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company shall at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Class "B" Common Stock (or Other Securities) from time to time issuable on such exercise.

c)    Notice of Certain Events. If the Company proposes at any time to:

      i) declare any dividend or distribution upon any class of its securities, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

      ii) offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights or securities;

      iii) effect any reorganization, reclassification or recapitalization of the common stock or any other security; or

      iv) merge or consolidate with or into any other entity (except for a merger where the Company is the surviving entity and the outstanding shares of capital stock of the Company are not affected by such merger), or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder
      (1) at least 20 days' prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in Sections 3(c)(iii) and 3(c)(iv) above; and (2) in the case of the matters referred to in Sections 3(c)(iii) and 3(c)(iv) above at least 20 days' prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

d) Registration Rights. The Company agrees that the shares of common stock issuable upon conversion of the Shares (or Other Securities), shall be entitled to the registration rights afforded holders of Class "B" Common Stock in accordance with the terms of the Company's Amended and Restated Investor's Rights Agreement dated as of December ___, 1999. The Company agrees that no amendments will be made to such Agreement that would have an adverse impact on Holder's registration rights thereunder without the consent of Holder.

Section 4. MISCELLANEOUS.

a) Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR CHAPTER 517, FLORIDA STATUTES. THE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO, OR IN CONNECTION WITH, ANY DISTRIBUTION THEREOF AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 AND CHAPTER 517, FLORIDA


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            STATUTES, OR PURSUANT TO RULE 144, OR AN OPINION OF COUNSEL
            SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND CHAPTER.


b) Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate (including any officer or director of its general partner or any limited partner) of Holder without consideration or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale in compliance with Rule 144(h).


c) Transfer Procedure. This Warrant and all rights hereunder may not be transferred by the Holder, except to one or more subsidiaries, affiliates (including any officer or director of its general partner or any limited partner) or successors to all the business of the Holder, or to the underwriters in connection with a public offering of equity securities by the Company. Subject to the provisions of Section 4(c), Holder may transfer all or any of the Shares issued upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any), if then still subject to Rule 144, by giving the Company notice of the Shares being transferred, setting forth the name, address and taxpayer identification number of transferees and surrendering the certificate(s) for the Shares being transferred to the Company for reissuance to the transferee(s) (and Holder if applicable).

d) No Rights as Stockholder. Except as provided herein, this Warrant does not entitle the Holder to any voting rights as a stockholder of the Company prior to the exercise of this Warrant.

e) Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

f) Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

g) Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

h) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to its principles regarding conflicts of law.

IN WITNESS WHEREOF, this Warrant is executed as of this ___ day of ___________ ,
________.

                                                FIRST COMMUNITY BANK CORPORATION
                                                                      OF AMERICA


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                                                By:
                                                Name: _________________________
                                                Title: ________________________


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EXHIBIT "A"

                               NOTICE OF EXERCISE

     a) The undersigned hereby elects to purchase _____ shares of the Class "B" Common Stock of First Community Bank Corporation of America pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     b) The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Shares covered by the Warrant.

     c) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                                                          (Name)

                                                          (Address)

     d) The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                                          (Signature)

     (Date)

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